Exhibit 99.1

LookSmart Reports Fourth Quarter and Full Year 2008 Results

SAN FRANCISCO, March 11, 2009—LookSmart, Ltd. (NASDAQ: LOOK), an online search advertising network solutions company, today announced financial results for the fourth quarter and year ended December 31, 2008.

Revenues for the fourth quarter of 2008 were $14.9 million, a 0.2% decrease from $15.0 million in the fourth quarter of 2007 and a 3% decrease from $15.4 million in the third quarter of 2008. Net loss for the fourth quarter of 2008 was $12.4 million, or ($0.73) per share based on approximately 17.0 million weighted average shares outstanding, which includes a $9.8 million goodwill impairment charge, a $1.0 million asset impairment charge related to the decision to wind down Furl and a $0.6 million legal settlement charge. This is compared to net income for the fourth quarter of 2007 of $13.2 million, or $0.58 per share based on approximately 22.9 million weighted average shares outstanding, which included a gain of approximately $14.5 million resulting from the sale of certain consumer assets. Net loss for the third quarter of 2008 was $1.7 million, or ($0.10) per share based on 17.1 million weighted average shares outstanding.

During the first quarter of 2008, the Company classified certain consumer assets as Assets Held for Sale on the Consolidated Balance Sheet. The continuing operating results for the current and prior periods exclude these consumer assets, including a $1.0 million asset impairment charge recorded in the fourth quarter of 2008 related to the decision to wind down Furl, which is accounted for in discontinued operations.

Loss from continuing operations for the fourth quarter of 2008 was $11.4 million, which includes a $9.8 million goodwill impairment charge. This is compared to a loss from continuing operations in the fourth quarter of 2007 of $0.7 million. Loss from continuing operations for the third quarter of 2008 was $1.7 million.

“2008 was a year of progress for LookSmart, starting strong in the first half, yet not without its challenges in the second half of the year. Our 2008 performance was characterized by solid year-over-year revenue growth in advertiser networks and publisher solutions of 26%, ongoing focus and rationalization of the organization, prudent expense management, and conservation of cash resources,” commented Ted West, President and Chief Executive Officer. “At the same time, LookSmart invested in building a stronger AdCenter technology platform focused on delivering increased scale and improved performance in search advertising networks. In 2008, we enhanced search query quality on our network, and we improved performance and return on investment for both search advertisers on our network and our private label clients such as IAC’s Ask Sponsored Listings. Despite the near-term economic challenges, we believe our commitments to improve our AdCenter technology platform and to enhance our network quality will strengthen LookSmart’s competitive position within the search advertising networks market as the economy and search advertising spending recover in the longer term.”

Mr. West continued, “We believe the actions we have taken in 2008, in combination with our solid financial resources, position LookSmart to emerge as a strong leader among search advertising networks.”

Revenues from the Company’s Advertiser Network were $13.5 million in the fourth quarter of 2008, an increase of 1% from $13.4 million in the fourth quarter of 2007. Revenues from the Company’s Publisher Solutions were $1.5 million in the fourth quarter of 2008, a decrease of 7% from $1.6 million in the fourth quarter of 2007. Revenues from the Company’s Advertising Network and Publisher Solutions were $13.9 million and $1.5 million in the third quarter of 2008, respectively.

Gross margins from continuing operations were 36% in the fourth quarter of 2008 versus 41% in the fourth quarter of 2007, primarily due to higher traffic acquisition costs (TAC). Gross margins from continuing operations for the third quarter of 2008 were 40%.

Total operating expenses in the fourth quarter of 2008 were $16.9 million, which includes $0.5 million of non-cash, share-based compensation charges, a $9.8 million goodwill impairment charge and a $0.6 million legal settlement charge. Operating expenses for the fourth quarter of 2007 were $7.5 million, which included $0.5 million of non-cash, share-based compensation charges. Operating expenses for the third quarter of 2008 were $8.1 million, which included $0.7 million of non-cash, share-based compensation charges.

On a non-GAAP basis, for the fourth quarter of 2008, non-GAAP net loss (net loss before discontinued operations and excluding stock based compensation and impairment charges) was $1.1 million compared to non-GAAP net loss of $0.2 million in the fourth quarter of 2007.

An explanation of LookSmart’s use of non-GAAP financial measures, including the limitations of such measures relative to GAAP measures and reconciliation between GAAP and non-GAAP measures where appropriate, is included later in this release.

Capital expenditures, including capitalization of internally developed software, in the fourth quarter of 2008 were $1.0 million, compared to $1.2 million in the prior quarter, and $1.0 million in the fourth quarter of 2007. During the fourth quarter of both 2008 and 2007, the Company purchased no intangible assets. Depreciation and amortization from continuing operations was $0.7 million in the fourth quarter of 2008 compared to $0.9 million in the fourth quarter of 2007. Depreciation and amortization from continuing operations was $0.8 million in the third quarter of 2008.

The Company ended the quarter with $32.6 million in cash, cash equivalents, and investments, an increase of approximately $2.6 million from approximately $30.0 million on September 30, 2008. The increase in cash was primarily due to timing of accounts receivable collection, partially offset by the loss from operations generated in the fourth quarter of 2008. On a per share basis the Company’s cash and investment balance was $1.91 as of December 31, 2008.

Q4 2008 Key Metrics Performance

•	Total paid clicks increased to 201 million for the fourth quarter of 2008 compared to 117 million for the fourth quarter of 2007 and 184 million for the third quarter of 2008.

•

Average Advertising Network revenue per click (RPC) for the fourth quarter of 2008 was $0.07, a decrease from $0.12 in the fourth quarter of 2007, and a decrease from $0.08 in the third quarter of 2008. The year-over-year and sequential decrease reflects a shift in the channels to reach search advertising network customers and the segment composition of search advertiser network customers.

•	Traffic acquisition costs (TAC) of 66.9% for LookSmart’s Ad Network increased from the 63.3% rate in the fourth quarter of 2007, and increased from the 62.5% rate in the third quarter of 2008.

Expiration of Stock Repurchase Program

Pursuant to the terms of the stock repurchase program announced in February 2008, the program has expired. Under the program, LookSmart was authorized to repurchase up to $5 million of its outstanding common stock through December 31, 2008. Under the program, the Company repurchased 801,092 shares of its common stock at an average price of $3.51 per share, for a total expenditure of approximately $2.8 million

The number of shares of common stock outstanding at the end of the fourth quarter of 2008 was 17,075,043.

Goodwill Impairment Charge

During the fourth quarter, the Company conducted its annual impairment test of Goodwill. The resulting impairment charge totaled approximately $9.8 million and is reflected in the Company’s fourth quarter and full year 2008 results. While the impairment charge reduced reported results under U.S. Generally Accepted Accounting Principles (“GAAP”), such charges are non-cash in nature and do not affect LookSmart’s liquidity or future cash flows from operating activities.

Under U.S. GAAP, goodwill and other intangible assets with indefinite lives are not amortized, but rather are tested for impairment at least annually. Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets (“SFAS 142”) prescribes a two-step method for determining impairment of goodwill and certain other intangible assets. Factors considered in determining fair value for purposes of SFAS 142 include, among other things, the Company’s market capitalization as determined by quoted market prices for its common stock, market values of the Company’s reporting units based on common market multiples for comparable companies, and discount rates that appropriately reflect not only the Company’s businesses, but also the current overall macroeconomic environment. The extended decline in the Company’s share price and the uncertainties and deterioration in overall macroeconomic conditions through the current date have had a material impact on the impairment test for goodwill and other intangible assets with indefinite lives.

First Quarter 2009 Preliminary Revenue Results

Based on business trends experienced to-date in 2009 and the Company’s increased visibility into the first quarter of 2009, the Company expects to report total first quarter 2009 revenues of between $12.7 million and $13.1 million.

Conference Call

LookSmart will host a conference call today at 5:00 p.m. ET to discuss its fourth quarter and full year 2008 financial results. To listen to the call from the US, dial 1-800-762-9058 from outside the US, dial 1-480-629-9029. A telephonic replay of the call will be available until Monday, March 30, 2009, 11:59 pm ET. To access the replay from the US, dial 1-800-406-7325 and enter passcode 4030099, from outside the US, dial 1-303-590-3030 and enter passcode 4030099. The call will also be available live by webcast on LookSmart’s Investor Relations website at http://www.shareholder.com/looksmart/.

About LookSmart, Ltd.

LookSmart is an online search advertising network solutions company that provides performance solutions for online search advertisers and online publishers. LookSmart offers advertisers targeted, pay-per-click (PPC) search advertising and contextual search advertising via its Advertiser Networks; and an Ad Center platform for customizable private-label advertiser solutions for online publishers. LookSmart is based in San Francisco, California. For more information, visit www.looksmart.com or call 415-348-7500.

GAAP to Non-GAAP Reconciliation

We provide a reconciliation of non-GAAP net income (loss) to GAAP net income (loss) below:

	Three Months Ended
(000's)	December 31, 2008 (unaudited)	September 30, 2008 (unaudited)	December 31, 2007 (unaudited)
GAAP net income (loss)	(12,449)	(1,721)	13,243
Add: Stock based compensation from continuing ops	479	683	451
Add: (Gain) loss from discontinued operations	1,073	5	(13,911)
Add: Impairment charges	9,810	—	—

Non-GAAP net loss	(1,087)	(1,033)	(217)

Use of Non-GAAP Measures

Regulation G, “Conditions for Use of Non-GAAP Financial Measures,” and other provisions of the Securities Exchange Act of 1934, as amended, define and prescribe the conditions for use of certain non-GAAP financial information. LookSmart provides “non-GAAP net income (loss),” which is a non-GAAP financial measure. Non-GAAP net income (loss) consists of net income before (a) loss from discontinued operations; (b) impairment charges; and (c) share-based compensation expense related to stock options.

The Company believes this non-GAAP financial measure provides important supplemental information to management and investors. This non-GAAP financial measure reflects an additional way of viewing aspects of the Company’s operations that the Company believes, when viewed with the GAAP results and the accompanying reconciliation to corresponding GAAP financial measures, provides useful information regarding factors and trends affecting the Company’s business and results of operations.

For the non-GAAP financial measure non-GAAP net income (loss), the adjustment provides management with information about LookSmart’s operating performance that enables comparison of its operating financial results in different reporting periods. Additionally, our management uses non-GAAP net income (loss) as a supplemental measure in the evaluation of our business, and believes that non-GAAP net income (loss) provides visibility into our ability to meet our future capital expenditures and working capital requirements.

This non-GAAP financial measure is used in addition to, and in conjunction with, results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the Company’s consolidated financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. In addition, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, in particular stock based compensation expense, and exclusion of these items from the Company’s non-GAAP measures should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

Forward-Looking Statements

This press release contains forward-looking statements, such as references to our business prospects. These statements, including their underlying assumptions, are subject to risks and uncertainties and are not guarantees of future performance. Results may differ due to various factors such as the possibility that we may be unable to gain or maintain customer acceptance of our publisher solutions or ad backfill products, that existing and potential customers for our products may opt to work with, or favor the products of, others due to more favorable products or pricing terms, limitations on or our inability to retain and grow our ad and customer base, and limitations on or our inability to enhance our products. Additional risks that could cause actual results to differ materially from those projected are discussed in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 and our Annual Report on Form 10-K for the year ended December 31, 2007, as filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof.

The statements presented in this press release speak only as of the date of the release. Please note that except as required by applicable law we undertake no obligation to revise or update publicly any forward-looking statements for any reason.

NOTE: “LookSmart” is a trademark of LookSmart, Ltd., and/or its subsidiaries in the U.S. and other countries. All other trademarks mentioned are the property of their respective owners.

SOURCE: LookSmart, Ltd.

Ted West, Chief Executive Officer and President

415-348-7500

twest@looksmart.net

Steve Markowski, Chief Financial Officer

415-348-7206

smarkowski@looksmart.net

ICR, Inc.

Laura Foster

310-954-1100

laura.foster@icrinc.com

Exhibit A

LOOKSMART, LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

(Unaudited)

	December 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$22,393	$35,743
Short-term investments	10,185	20,464

Total cash, cash equivalents and short-term investments	32,578	56,207
Trade accounts receivable, net	7,017	5,183
Prepaid expenses	688	638
Other current assets	875	1,628

Total current assets	41,158	63,656
Property and equipment, net	3,371	3,401
Capitalized software and other assets, net	1,942	2,693
Intangible assets, net	293	247
Goodwill	—	10,296

Total assets	$46,764	$80,293

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$4,357	$3,407
Accrued liabilities	6,690	8,437
Deferred revenue and customer deposits	1,593	1,596
Current portion of long term liabilities	2,275	1,621

Total current liabilities	14,915	15,061
Long-term debt and capital lease obligations, net of current portion	1,438	770
Lease restructuring and other long-term liabilities, net of current portion	—	1,507

Total liabilities	16,353	17,338
Commitment and contingencies
Stockholders’ equity:
Convertible preferred stock, $0.001 par value; Authorized: 5,000 at December 31, 2008 and 2007; Issued and Outstanding: none at December 31, 2008 and 2007	—	—
Common stock, $0.001 par value; Authorized: 200,000 at December 31, 2008 and 2007; Issued and Outstanding: 17,075 and 22,925 at December 31, 2008 and 2007, respectively	17	23
Additional paid-in capital	259,276	276,964
Other comprehensive income (loss)	(4)	12
Accumulated deficit	(228,878)	(214,044)

Total stockholders’ equity	30,411	62,955

Total liabilities and stockholders’ equity	$46,764	$80,293

LOOKSMART, LTD.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
Revenue	$14,944	$14,975	$65,003	$51,678
Cost of revenue	9,521	8,885	39,236	29,297

Gross profit	5,423	6,090	25,767	22,381
Operating expenses:
Sales and marketing	1,866	2,002	8,547	8,234
Product development	2,493	2,850	11,096	12,732
General and administrative	2,734	2,687	10,567	11,797
Restructuring charges, net	(11)	(1)	65	162
Impairment charges	9,810	—	9,810	—

Total operating expenses	16,892	7,538	40,085	32,925

Loss from operations	(11,469)	(1,448)	(14,318)	(10,544)
Non-operating income, net	93	553	1,012	2,075

Loss from continuing operations before income taxes	(11,376)	(895)	(13,306)	(8,469)
Income tax expense	—	(227)	7	(221)

Loss from continuing operations	(11,376)	(668)	(13,313)	(8,248)
Income (loss) from discontinued operations, net of tax	(1,073)	13,911	(1,521)	11,679

Net income (loss)	$(12,449)	$13,243	$(14,834)	$3,431

Net income (loss) per share - Basic
Loss from continuing operations	$(0.67)	$(0.03)	$(0.74)	$(0.36)
Income (loss) from discontinued operations, net of tax	(0.06)	0.61	(0.09)	0.51

Net income (loss) per share	$(0.73)	$0.58	$(0.83)	$0.15

Weighted average shares outstanding used in computing basic net income (loss) per share	17,044	22,916	17,886	22,904

Net income (loss) per share - Diluted
Loss from continuing operations	$(0.67)	$(0.03)	$(0.74)	$(0.36)
Income (loss) from discontinued operations, net of tax	(0.06)	0.61	(0.09)	0.51

Net income (loss) per share	$(0.73)	$0.58	$(0.83)	$0.15

Weighted average shares outstanding used in computing diluted net income (loss) per share	17,044	22,921	17,886	22,936